Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 19, 2016, the Company entered into the Merger Agreement to acquire all of the issued and outstanding equity stock of Greater Media for an aggregate purchase price of $239,875,000, inclusive of the repayment of approximately $81.8 million of Greater Media’s outstanding debt and the payment of certain transaction expenses. The proceeds to be paid to the stockholders of Greater Media are expected to consist of (i) approximately $100.0 million in cash and (ii) approximately $25.0 million in shares of the Company’s Class A common stock, which is equal to 5,422,993 shares at a fixed value of $4.61 per share (the “Merger Shares”). The Merger consideration is subject to adjustment for changes in working capital of Greater Media, outstanding debt of Greater Media and its subsidiaries as of the date of the closing and certain other payments and expenses. Additional Merger Shares may be issued in connection with such adjustment. In addition, the stockholders of Greater Media will receive the net cash proceeds from the sale of Greater Media’s tower assets, estimated to be approximately $20.0 million.

In connection with the transactions contemplated by the Merger Agreement, RBC, US Bank and Beasley Mezzanine Holdings, LLC (the “Borrower”), a direct subsidiary of the Company, entered into a commitment letter, dated July 19, 2016, pursuant to which RBC and US Bank have agreed to provide a credit facility consisting of (a) a term loan B facility in the amount of $265.0 million (the “Term Loan B Facility”) and (b) a revolving credit facility of $20.0 million. The Company will receive the funds from the Term Loan B Facility at the closing of the Merger, which, along with the Merger Shares, will be used to pay the purchase price, fees, costs and expenses incurred in connection with the Merger, and to repay existing third party indebtedness of the Borrower and Greater Media.

The unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and Greater Media’s historical consolidated financial statements as adjusted to give effect to the Company’s proposed acquisition of Greater Media and the related financing transactions. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 gives effect to these transactions as if they had occurred on June 30, 2016. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2015 and the six months ended June 30, 2016 give effect to these transactions as if they had occurred on January 1, 2015.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and Greater Media’s historical consolidated financial statements included in Exhibits 99.1 and 99.2.

BEASLEY BROADCAST GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2016

	Beasley Broadcast Group, Inc.	Greater Media, Inc.	Pro Forma Adjustments	Notes		Pro Forma Combined
Cash and cash equivalents	14,121,452	7,361,000	(18,836,000)	(a	)	2,646,452
Accounts receivable	18,945,682	31,434,000	—			50,379,682
Prepaid expenses	3,762,425	5,522,000	—			9,284,425
Other current assets	895,772	—	—			895,772

Total current assets	37,725,331	44,317,000	(18,836,000)			63,206,331
Property and equipment, net	27,335,806	26,415,000	(1,415,000)	(b	)	52,335,806
FCC broadcasting licenses	234,719,505	187,627,000	82,373,000	(c	)	504,719,505
Goodwill	5,336,583	—	—			5,336,583
Other intangibles, net	405,822	—	500,000	(d	)	905,822
Other assets	5,793,120	33,245,000	(14,908,000)	(e	)	24,130,120

Total assets	311,316,167	291,604,000	47,714,000			650,634,167

Current installments of long-term debt	59,671	7,988,000	(7,988,000)	(f	)	59,671
Accounts payable	2,120,646	1,375,000	—			3,495,646
Other current liabilities	9,321,712	6,346,000	(300,000)	(g	)	16,367,712

Total current liabilities	11,502,029	15,709,000	(8,288,000)			18,923,029
Due to related parties	904,109	—	—			904,109
Long-term debt	82,040,520	75,750,000	95,625,000	(f	)	253,415,520
Deferred tax liabilities	79,147,682	20,168,000	33,003,000	(h	)	132,318,682
Other long-term liabilities	1,727,491	36,803,000	(878,000)	(i	)	37,652,491

Total liabilities	175,321,831	148,430,000	119,462,000			443,213,831
Class A common stock	9,584	—	5,423	(j	)	15,007
Class B common stock	16,662	—	—			16,662
Common stock	—	182,000	(182,000)	(j	)	—
Additional paid-in capital	119,936,165	93,020,000	(68,025,423)	(j	)	144,930,742
Treasury stock	(15,514,082)	—	—			(15,514,082)
Retained earnings	31,520,335	79,939,000	(33,513,000)	(j	)	77,946,335
Accumulated other comprehensive income	25,672	(29,967,000)	29,967,000	(j	)	25,672

Total stockholder’s equity	135,994,336	143,174,000	(71,748,000)			207,420,336

Total liabilities and stockholder’s equity	311,316,167	291,604,000	47,714,000			650,634,167

BEASLEY BROADCAST GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2016

	Beasley Broadcast Group, Inc.	Greater Media, Inc.	Pro Forma Adjustments	Notes		Pro Forma Combined
Net revenue	55,232,328	78,384,594	(4,554,099)	(a	)	129,062,823
Operating expenses:
Station operating expenses	39,716,112	69,030,902	(4,077,942)	(b	)	104,669,072
Corporate general and administrative expenses	4,944,618	3,422,184	—			8,366,802
Depreciation and amortization	1,669,987	1,908,589	(993,578)	(c	)	2,584,998
Impairment loss	—	37,666,600	—			37,666,600

Total operating expenses	46,330,717	112,028,275	(5,071,520)			153,287,472
Operating income (loss)	8,901,611	(33,643,681)	517,421			(24,224,649)
Non-operating income (expense):
Interest expense	(1,887,084)	(2,459,167)	(4,693,928)	(d	)	(9,040,179)
Other income (expense), net	229,411	(1,194,084)	(5,370)			(970,043)

Income (loss) before income taxes	7,243,938	(37,296,932)	(4,181,877)			(34,234,871)
Income tax expense (benefit)	2,953,707	(586,166)	(15,890,315)	(e	)	(13,522,774)

Net income (loss)	4,290,231	(36,710,766)	11,708,438			(20,712,097)

Net income per share:
Basic	0.19					(0.73)
Diluted	0.19					(0.73)
Weighted average shares outstanding:
Basic	23,003,436		5,422,993	(f	)	28,426,429
Diluted	23,089,039		5,422,993	(f	)	28,512,032

BEASLEY BROADCAST GROUP, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

	Beasley Broadcast Group, Inc.	Greater Media, Inc.	Pro Forma Adjustments	Notes		Pro Forma Combined
Net revenue	105,946,670	159,756,184	(9,183,062)	(a	)	256,519,792
Operating expenses:
Station operating expenses	75,609,147	129,485,244	(8,176,511)	(b	)	196,917,880
Corporate general and administrative expenses	8,983,860	6,143,911	—			15,127,771
Radio station exchange transaction costs	349,917	—	—			349,917
Depreciation and amortization	3,834,992	3,777,105	(1,947,084)	(c	)	5,665,013
Impairment loss	3,520,933	53,684,098	(1,481,198)	(d	)	55,723,833

Total operating expenses	92,298,849	193,090,358	(11,604,793)			273,784,414
Operating income (loss)	13,647,821	(33,334,174)	2,421,731			(17,264,622)
Non-operating income (expense):
Interest expense	(3,967,794)	(5,213,529)	(8,899,034)	(e	)	(18,080,357)
Loss on extinguishment of long-term debt	(558,856)	—	—			(558,856)
Other income (expense), net	881,938	1,198,568	—			2,080,506

Income (loss) before income taxes	10,003,109	(37,349,135)	(6,477,303)			(33,823,329)
Income tax expense (benefit)	3,640,787	(195,873)	(16,805,129)	(f	)	(13,360,215)

Net income (loss)	6,362,322	(37,153,262)	10,327,826			(20,463,114)

Net income per share:
Basic	0.28					(0.72)
Diluted	0.28					(0.72)
Weighted average shares outstanding:
Basic	22,911,727		5,422,993	(g	)	28,334,720
Diluted	23,025,720		5,422,993	(g	)	28,448,713

(1) Basis	of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination will be accounted for under the acquisition method of accounting. As the acquirer for accounting purposes, the Company has estimated the fair value of Greater Media’s assets acquired and liabilities assumed and conformed the accounting policies of Greater Media to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Greater Media as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

(2) Preliminary	purchase price allocation

The Company has performed a preliminary valuation analysis of the fair value of Greater Media’s assets and liabilities. The following table summarizes the preliminary allocation of the purchase price as of the acquisition date:

Accounts receivable, net	$31,434,000
Prepaid expenses	5,522,000
Property and equipment, net	25,000,000
FCC broadcasting licenses	270,000,000
Other intangibles, net	500,000
Other assets	18,337,000
Accounts payable	(1,375,000)
Other current liabilities	(6,046,000)
Long-term debt	(81,825,000)
Deferred tax liabilities	(53,171,000)
Other long-term liabilities	(35,925,000)

Net assets acquired	172,451,000
Estimated gain on acquisition	(47,451,000)

Purchase price	125,000,000
Debt assumed	81,825,000

Purchase price and debt assumed	$206,825,000

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of FCC broadcasting licenses, goodwill, and other intangibles, (2) changes in fair values of property and equipment, (3) changes in deferred tax liabilities, and (4) other changes to assets and liabilities.

(3) Pro	Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet as of June 30, 2016

(a)	Represents the expected utilization of Greater Media’s cash and cash equivalents of $7.4 million, the payment of debt issuance costs of $10.6 million and the payment of estimated transaction costs of $1.0 million related to the Merger.

(b)	Reflects the adjustment of $0.1 million to remove the assets of Greater Media’s Publishing Division and the adjustment of $3.1 million to remove the assets of Greater Media’s Communications Division which are to be sold prior to the closing date of the Merger, and the adjustment of $1.4 million to decrease Greater Media’s remaining property and equipment to the estimated fair value of $25.0 million.

(c)	Reflects the adjustment of $82.4 million to increase Greater Media’s FCC broadcasting licenses to the estimated fair value of $270.0 million.

(d)	Reflects the adjustment to record other intangibles of $0.5 million including acquired advertising contracts and advertiser relationships related to the Merger.

(e)	Reflects the adjustment of $3.7 million to remove certain investments and the adjustment of $10.1 million to remove certain life insurance assets of Greater Media which will not be acquired. Also reflects the adjustment of $1.0 million to remove debt issuance costs related to Greater Media’s long-term debt that will be repaid on the closing date of the Merger.

(f)	Reflects the new long-term debt of $265.0 million incurred to (i) finance the $100.0 million cash portion of the Merger consideration, (ii) repay Greater Media’s long-term debt of $81.8 million, and (iii) repay the Company’s long-term debt of $83.0 million; less debt issuance costs of $10.6 million.

(g)	Reflects the adjustment of $0.3 million to decrease the assumed deferred revenue obligations to an estimated fair value of zero.

(h)	Adjusts the deferred tax liabilities resulting from the Merger. The estimated increase in deferred tax liabilities is primarily due to the fair value adjustments for property and equipment and FCC broadcasting licenses based on an estimated tax rate of 39.5%. This estimate is preliminary and subject to change based on management’s final determination of the fair value of assets acquired and liabilities assumed.

(i)	Reflects the adjustment of $0.4 million to decrease the assumed deferred lease liability to an estimated fair value of zero. Also reflects the adjustment of $0.5 million to remove an interest rate swap liability related to Greater Media’s long-term debt that will be repaid on the closing date of the Merger.

(j)	Represents the elimination of the historical equity of Greater Media and the issuance of 5,422,993 shares of Class A common stock at a price of $4.61 per share to partially finance the Merger. Also reflects the accrual of estimated transaction costs of $1.0 million and an estimated gain on acquisition of $47.5 million related to the Merger.

Adjustments to the pro forma condensed combined statement of operations for the six months ended June 30, 2016

(a)	Reflects the adjustment of $3.6 million to remove the net revenue of Greater Media’s Publishing Division and the adjustment of $1.0 million to remove the net revenue of Greater Media’s Communications Division which are to be sold prior to the closing of the Merger.

(b)	Reflects the adjustment of $3.9 million to remove the operating expenses of Greater Media’s Publishing Division and the adjustment of $0.2 million to remove the operating expenses of Greater Media’s Communications Division which are to be sold prior to the closing of the Merger.

(c)	Reflects the adjustment of $0.1 million to remove the depreciation expense of Greater Media’s Publishing and Communications Divisions which are to be sold prior to the closing of the Merger and the net adjustment to depreciation and amortization expense of $0.9 million based on the decrease in fair value of Greater Media’s property and equipment and other intangibles.

(d)	Represents the adjustment to interest expense of $4.7 million resulting from interest, using an estimated interest rate of 6.25%, on the new long-term debt used to (i) finance the $100.0 million cash portion of the Merger consideration, (ii) repay Greater Media’s long-term debt of $81.8 million, and (iii) repay the Company’s long-term debt of $83.0 million. Also reflects the amortization of related debt issuance costs over seven years.

(e)	Tax expense was estimated using a blended effective tax rate of 39.5% for the six months ended June 30, 2016.

(f)	Represents the increase in weighted average shares outstanding after issuance of 5,422,993 shares of Class A common stock to partially finance the Merger.

Adjustments to the pro forma condensed combined statement of operations for the year ended December 31, 2015

(a)	Reflects the adjustment of $7.4 million to remove the net revenue of Greater Media’s Publishing Division and the adjustment of $1.8 million to remove the net revenue of Greater Media’s Communications Division which are to be sold prior to the closing of the Merger.

(b)	Reflects the adjustment of $7.7 million to remove the operating expenses of Greater Media’s Publishing Division and the adjustment of $0.5 million to remove the operating expenses of Greater Media’s Communications Division which are to be sold prior to the closing of the Merger.

(c)	Reflects the adjustment of $0.2 million to remove the depreciation expense of Greater Media’s Publishing and Communications Divisions which are to be sold prior to the closing of the Merger and the net adjustment to estimated depreciation and amortization expense of $1.7 million based on the decrease in fair value of Greater Media’s property and equipment and other intangibles.

(d)	Reflects the adjustment of $1.5 million to remove the impairment loss of Greater Media’s Publishing Division which is to be sold prior to the closing of the Merger.

(e)	Represents the adjustment to interest expense of $8.9 million resulting from interest, using an estimated interest rate of 6.25%, on the new long-term debt used to (i) finance the $100.0 million cash portion of the Merger consideration, (ii) repay Greater Media’s long-term debt of $81.8 million, and (iii) repay the Company’s long-term debt of $83.0 million. Also reflects the amortization of related debt issuance costs over seven years.

(f)	Tax expense was estimated using a blended effective tax rate of 39.5% for the year ended December 31, 2015.

(g)	Represents the increase in weighted average shares outstanding after issuance of 5,422,993 shares of Class A common stock to partially finance the Merger.